DISTRIBUTORSHIP AGREEMENT

         This agreement (hereinafter the "Agreement") is made and executed in New York this 1st day of October , 1996 between ASIA LEGEND TRADING LTD, Asia, PRC, China Republic Corporation (hereinafter "Asia") and NEW ERA FOODS, INC.
(USA) Inc., a New York Corporation with offices at 120 East Industry Court, Deer Park, New York (hereinafter "NEF").

                                   WITNESSETH

         WHEREAS Asia is an acquiror, developer, and Seller with complete authority for the continued sale of frozen squid processed and sold under the brand names "Tenda" and "Piccolo" (the "Product") as well as other frozen seafood items.

         WHEREAS Asia is willing to grant exclusive distributorship rights in the United States and otherwise non-exclusive rights under terms and conditions whereby Asia would receive a set price for the Product and have rights of consultation and approval for marketing strategies; and

         WHEREAS NEF is a consumer product sales distributor based in the United States and represents that it possesses the technical facilities and ability to promote the sale and use of the Product as developed by Asia and is desirous of developing demand for and selling such Products and other items offered for sale by Asia on an exclusive basis in the United States and on an exclusive and/or non-exclusive basis elsewhere outside the United States; and

         WHEREAS NEF has expressed a willingness to accept responsibilities for the distribution of the Product on the terms and conditions set forth herein, and Asia has agreed to negotiate a distributorship contract with NEF based upon such understandings; and

         WHEREAS Agent is a US domestic corporation acting in an indenpendent contractor capacity, as consultant, business administrator, and US contact for Asia through whom US business of Asia is conducted.

         NOW THEREFORE, the parties hereto acknowledge the above stated understandings and in furtherance of mutual compliance therewith and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

                        I. REPRESENTATIONS AND WARRANTIES

         1.1 NEF represents and warrants that it is an authorized corporation formed in the United States and it has full right, power and authority to distribute consumer products in the United States and other jurisdictions outside the United States where distribution of Asia's Product under the terms of this Agreement is contemplated by NEF and NEF will maintain such authority in all such jurisdictions during the full term of this Agreement.

         1.2 NEF, and Asia each to the other represent and warrant that they have full right, power and authority to enter this Agreement and to perform the same in accordance with the terms, provisions and conditions hereof and in the manner herein specified.

                                      EX-6

         1.3 NEF represents and warrants that it is versed in the general customs and usages of the grocery supply industry in which the Product is expected to be sold and that it has inspected representative samples of the Product, is familiar with the literature describing Asia, and its Product, and understands the uses and methods for which the Product was designed, and intends to distribute the Product only for its intended use.

         1.4 Asia represents that the Product is saleable in the United States, and they individually and through Agent, and Agent also represents that and they are familiar with and the Product conforms with all applicable government regulation both in United States and elsewhere where NEF may be asked to distribute the Product as may be necessary for sale of the Product or otherwise as may restrict or prohibit sale of the Product.

                               II. DISTRIBUTORSHIP

         2.1 Asia appoints NEF as the exclusive distributor for the sale of its Product within the bounds of the United States, which area may be subsequently increased or otherwise changed with the mutual consent of the parties hereto. The area wherein NEF is allowed an exclusive distributorship for the sale of the Product is hereinafter referred to as the "Exclusive Territory".

         2.2 During the continuance of this Agreement and the exclusive distributorship granted to NEF hereunder, Asia shall not appoint any other or different person, firm, corporation or other entity to sell the same products in the Exclusive Territory.

         2.3 Asia appoints NEF as a distributor for the sale if its Product on a non-exclusive basis in any other area or jurisdiction outside the United States where NEF is qualified to do business and where Asia has not or does not subsequently appoint an exclusive distributor, if requested by NEF, and when NEF is qualified to distribute products. The area wherein NEF is allowed a non-exclusive distributorship for the sale of the Product is hereinafter referred to as the "Non-Exclusive Territory".

         2.4 NEF agrees to discontinue any sales in any Non-Exclusive Territory where, after notice in writing from Asia to NEF, Asia subsequently appoints an exclusive distributor, and in such case NEF shall be allowed a reasonable time to close its operations, if any, in such area.

         2.5 NEF accepts the appointment to develop demand for and to sell the Product within both the Exclusive Territory and the Non-Exclusive Territory and will make all sales hereunder in accordance with the terms and conditions of this Agreement.

         2.6 For purposes of this Agreement, Agent shall act as the representative for Asia in the United States and all business conducted under this Agreement between Asia and NEF shall be processed through Age nt as though Agent were the product supplier, to which exclusive agency arrangement Asia hereby agrees, and any communications wuth, payments to, acceptance of instructions from, or other contact with Agent by NEF regarding any aspect of the business between Asia and NEF as described and/or provided herein, shall be considered as having been handled with and through Asia the same as authorized by this Agreement whether or not such acts and information shall be otherwise considered confidential.

         2.7 As a distributor as appointed under the terms of this Agreement NEF shall act as an independent contractor and shall market the Product for distribution and sale directly from Asia to the purchaser thereof arranged by NEF.

                                      EX-7

         2.8 In connection with sales and other distribution of the Product by NEF in both the Exclusive Territory and Non-Exclusive Territory NEF shall obtain all necessary licenses and regulatory approvals and will otherwise comply with all governmental regulations applicable to sale and other distribution of the Product by NEF except that Asia shall be solely responsible for compliance with and shall cover the cost for, independent of NEF, all government regulation, regardless of origin, necessary to have the Product available for the sale in the United States and other jurisdictions within both the Exclusive Territory and the Non-Exclusive Territory, which costs shall in no event be included in the calculation of or allowed as deductions from, the price set forth for the sale of the Product through NEF.

         2.9 In addition to distribution of the Product, NEF shall use its best efforts to establish a trade business in the United States in and interest in the purchase of other grocery products available, to become available, or potentially available from or through Asia and the reasonable costs of such development shall be the responsibility of Asia, the costs thereof being borne by NEF but advanced or otherwise financed by Asia provided such costs are reasonable and any costs of significant amounts are where possible disclosed in advance to Asia and approved (which approval shall not be unreasonably withheld).

         2.10 Asia reserves the right to, on notification to NEF, require Asia approval of any significant expenditures in connection with this Agreement for which Asia is made responsible prior to NEF incurring such expense.

         2.11 "Significant Expenditures" as such term is utilized in this Agreement shall mean expenditures relating to any marketing activity of NEF which exceeds or is expected to exceed $50,000.

         2.12 Product liability risks and risks of non-compliance with applicable government regulation, as well as risk of loss not caused by willful misconduct or gross negligence of NEF as such risks pertain to the Product or other products sold or distributed by NEF for or on behalf of Asia shall be the sole responsibility of Asia for which Asia shall and does hereby indemnify NEF.

         2.13 NEF will be responsible to provide all services required to transact in the frozen squid and grocery businesses in the United States including but not limited to billing, collections, payables, inventory maintenance and receivables support. Asia will provide all the financing required after reviewing each transaction as it is submitted for payment. NEF will be responsible to pay all operating expenses relating to the administration of this Agreement out of NEF compensation. Asia will only be responsible to pay for direct product costs including shipping and insurance and insure collections are properly received and accounted for prior to remitting NEF compensation due on each transaction to NEF.

                                      EX-8

                                    III. TERM


         The term of this Agreement shall be ten (10) years from the date hereof, with two successive five year extensions without change in terms (unless agreed to by the parties hereto in writing, and conditioned upon NEF not being in material default under the terms of this Agreement when the request for extension is made) as may be requested in writing in advance by NEF, and as may be further extended by mutual consent between the parties, unless earlier terminated in accordance with and as specified in Article VI.

                                IV. CONSIDERATION

         4.1 NEF shall pay to Asia (through Agent) as and for the consideration for the granting by Asia to NEF of the rights to sell the Product in the Exclusive Territory and Non-Exclusive Territory, royalties, administrative fees and financing charges (apportioned between all as is agreeable to Asia) (hereinafter the "Consideration") to be paid to Asia on the Product sales of NEF in an amount equal to 2.25% of the net pre-tax profit on Sales proceeds for the Product or products sold which net profit shall be based upon a wholesale (the "Wholesale Price") price list for such products provided to and agreeable to NEF, .25% of such Consideration shall be payable to Asia (in Asia's name through Agent, unless otherwise instructed in writing by Asia)in restricted common stock issued pursuant to Regulation S as long as and to the extent that Asia is and continues to be qualified to acquire such stock in Krantor Corporation (hereinafter "Krantor") (public parent corporation to NEF) the amount of shares per dollar of Consideration to be based upon the then current market value of publicly traded common stock in Krantor.

         Asia, Agent, their successors and assigns shall not, as stockholder, partner, principal agent, employee or otherwise, directly or indirectly engage in any business of any nature or type conducted by NEF and subject to this Agreement which shall in any manner compete with the business of NEF subject to this Agreement or limit or preclude to NEF the opportunity of increasing or expanding its business, without the prior written consent of NEF.

         4.2 In consideration for Asia or their duly authorized designee providing the Product and/or other products to NEF for further sale and distribution by NEF in accord with this Agreement, on credit and consignment to NEF, and as security for doing so, NEF shall at the initiation of the joint venture provided for by this Agreement loan and transfer to Asia $2,000,000 in cash and inventory as collateral security for performance by NEF as provided in and in accord with this Agreement. Interest at an annual rate of 5% shall accrue on such monies while held by or for the benefit of Asia and shall be payable by Asia to NEF along with return of the funds if and when returned to NEF. If there shall occur any material default by NEF under the terms of this Agreement and if such default be notified and evidenced to NEF, be undisputed, and remain uncured for 30 days or more continuous, Asia may enforce recovery of monetary damages resulting from such default against said funds, and such recovery shall be the exclusive manner of Asia receiving any monetary damages. If the claimed default is disputed in writing by the party claimed to have defaulted, such disputes shall be solved using the same procedure as with terminating of this Agreement (See Section VI infra) although access to the said funds shall be available to the aggrieved party if default is confirmed in such litigation. Asia shall also maintain a lien interest in such funds as security for sale or return of the Product or other products transferred to NEF for further sale in accord with this Agreement. Possession of said funds shall be sufficient to perfect the said lien interest, but financing statements may be filed if such is deemed advisable by legal counsel to Asia. This agreement and arrangements as provided herein re: the $900.00 funds shall take effect upon receipt by Asia of said funds and need not be memorialized or otherwise provided for in any separate instrument unless and until so required at the written request of Asia. From time to time, if business experience warrants, within the sole discretion of NEF, they may elect to provide Asia with additional collateral funds to help assist in increased business between NEF and Asia.

         4.3 As further security for the covenants within and participation in the arrangements made per this Agreement by Asia, and as further assurance by NEF of their performance hereunder, Asia recognizes and relies upon the value and good-will of Krantor Corporation, ("Krantor) the corporate parent of NEF and requires a stock pledge of all securities in NEF held by Krantor, which stock pledge is agreed to by both NEF and Krantor, evidenced by their signatures provided on this Agreement. Such stock pledge shall also be evidenced by separate instrument significantly in the form as attached as an exhibit to this Agreement.


                                      EX-9

                             V. PAYMENT AND DELIVERY

         5.1 All orders Asia receives for its product from NEF or customers referred to Asia by NEF and manner of payment therefor are subject to acceptance by Asia and Asia reserves a right of consultation and approval on marketing strategies, which approval shall not be unreasonably withheld and such approval shall be given if marketing methods and strategies by NEF are in conformity with the usual business practices prevalent in the marketing area. In all events, shipment of the Product pursuant to the order given by or through NEF shall be construed as approval.

         5.2 Asia shall pay or arrange for payment to NEF all proceeds from sale of the Product and other sales of products marketed by Asia through NEF as authorized within the provisions of this Agreement from which NEF shall subtract the Wholesale Price for such payment and the Consideration (as such terms have been defined herein) and remit same to Asia, through Agent, the net amounts to be paid to NEF hereinafter to be referred to as the "Net Proceeds". All Net Proceeds payable to NEF which are received by Asia shall be forwarded to NEF within 7 days of receipt by Asia, and/or Agent, and Asia shall provide weekly summaries of such receipts in writing to NEF. All payments shall be made in US currency. Compensation to NEF under this Agreement shall hereinafter be referred to as "NEF Compensation".


                                     EX-10

         5.3 Asia will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by transportation conditions, labor or material shortages, strikes or other labor difficulties, fire or other natural disaster, or other cause of whatever nature beyond the immediate control of Asia. In all cases Asia will use its best efforts to advise NEF in advance of any inability to make full and timely delivery of any of the Product which NEF has previously arranged an order for.

         5.4 NEF or its duly designated agent shall be allowed the right to inspect the Product prior to being packaged and placed for shipment and NEF need not offer for sale any product thought unsatisfactory in their sole discretion.

         5.5 There shall be no minimum amount requirements which NEF shall be required to have purchased or have arranged for purchase.

         5.6 The costs of shipping and of insuring the Product during shipment shall be borne by Asia and arrangements therefor made by Asia and NEF shall have no responsibility to customers arranged by them for Product orders to Asia and NEF shall be indemnified by Asia for claims of damages to such customers for non-shipment of goods or shipment of defective goods. NEF shall be named as an additional insured on shipment of all Products by Asia to customers arranged by NEF.

         5.7 In order to enable Asia to have a complete record of all products sold, NEF shall furnish Asia at such intervals as Asia and NEF shall agree, but not less than semi-annually, a report of all sales of Asia's Product in the Exclusive Territory and/or in the Non-Exclusive Territory by NEF.

         5.8 Unless Asia shall have authorized or permitted the return of any Product, Asia shall not be obligated to accept any Product returned, nor to make any exchange thereof, nor to credit NEF therefor, except in the case of damage or defect attributable to Asia.

                                 VI. TERMINATION

         6.1 This Agreement and the term thereof may be terminated by either Asia or NEF in the event of the material and substantial breach, violation or default by the other party of any covenant, condition, warranty or representation hereunder. Such termination shall become effective ten (10) days after receipt by the breaching or defaulting party of written notice of such termination from the other party with the nature of such default and the facts underlying the default therein specified, unless the party claimed to have defaulted disputes such claim in writing, upon which occurrence the parties shall be allowed to litigate the issues and unless otherwise agreed further performance under this Agreement shall be stayed until the parties are notified of the results of such litigation without liability to either party being caused by such delay. Notwithstanding, if the litigation can not be scheduled, heard, and a decision rendered within one hundred twenty (120) days not caused by neglect or willful act of the party seeking continuation of the Agreement, this Agreement shall be terminated and continuance shall require execution of a new or renewal contract. 6.2 Asia shall not be liable to NEF or customers of Asia arranged by NEF for any delays in delivery or any failure to deliver due to causes beyond Asia's control, including but not limited to acts of God, war, mobilization, civil commotion, riots, embargoes, domestic or foreign governmental regulations or orders enacted after inception of the joint venture provided for under the terms of this Agreement, fires, floods, strikes, lockouts or other difficulties, machinery breakdowns, or shortages of or inability to obtain shipping space or transportation, not caused by the gross neglect or willful misconduct Asia.

         6.2 Asia shall not be liable to NEF or customers of Asia arranged by NEF for any delays in delivery or any failure to deliver due to causes beyond Asia's control, including but not limited to acts of God, War moblization, civil commotion, riots, embargoes, domestic or foreign governmental regualtions or orders enacted after inception of the joint venture provided for under the terms of this Agreement, fires, floods, strikes, lockouts or other difficulties, machinery breakdowns, or shortages of or inability to obtain shipping space or transportation, not caused by the gross neglect or willful misconduct Asia.

         6.3 The termination of this Agreement, irrespective of the ground thereof and the party effecting same, shall not relieve any party of its obligations hereunder prior to the effective date of such termination, nor thereafter of any of the obligations set forth in Sections 2.7, 2.8, 5.7, 5.8, and Article VII.

         6.4 The parties mutually acknowledge and agree that in the event of any default by another party under this Agreement, the injury to the aggrieved party will be irreparable and damages will be inadequate and that, in addition to any other remedy allowed, the aggrieved party shall, at is option, be entitled to specific performance of this Agreement.

                                     EX-11

                               VII. TRADE SECRETS

         NEF agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of Asia or any of its affiliates, or of any corporation or other legal entity in which Asia or any of its affiliates has an ownership interest of more than twenty-five per cent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which NEF has heretofore acquired during the engagement of NEF by Asia or any of its affiliates or which NEF hereafter acquire during the term of this Agreement as the result of any disclosures to NEF, or in any other way, shall be regarded as held by Asia and its personnel in a fiduciary capacity solely for the benefit of Asia, its successors and assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by NEF or its personnel to anyone, or be otherwise used by them, except in the regular course of business of Asia or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by Asia or any of its affiliates.

                                     EX-12

                               VIII. MISCELLANEOUS

         9.1 Distributor Not Made an Agent. It is agreed that this Agreement does not constitute NEF the agent or legal representative of Asia for any purpose whatsoever. NEF is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of Asia or to bind Asia in any manner or thing whatsoever.

         9.2 Governing Law. This contract shall be governed by and construed according to the laws of the State of New York, but all questions and controversies, if any, shall be settled in United States Federal Court having jurisdiction and location within the State of New York.

         9.3 Further Assurances. At any time, and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred or to be transferred in accordance with the terms hereof or otherwise to carry out the intent and purposes of this Agreement.

         9.4 Assignment. This Agreement is personal to the parties and shall incur only to their benefit or the benefit of any further entity into which said parties may merge under law. This Agreement cannot be assigned by any party except by or with the written consent of the other party. Nothing herein expressed or implied is intended or shall under any circumstances be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective legal representatives, any rights or benefits under or by reason of this Agreement.

         9.5 Notices. All notices, demands and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail, with postage prepaid, or served personally on a party at his respective address as hereinabove recited or at such other address as such party may, from time to time, provide in writing to the other party for such purpose.

         9.6 Complete Agreement. This Agreement constitutes a complete statement of all of the arrangements, understandings and agreements between the parties with respect to the subject matter hereof. All prior memoranda and oral understandings with respect thereto are merged into this Agreement. Except as aforesaid, neither of the parties hereto shall rely on any statement by or in behalf of any other party which is not contained in this Agreement.

         9.7 Interpretation. Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

         9.8 Non-Waiver. The terms, provisions and covenants hereinbefore contained shall be specifically enforceable. The failure by either party hereto to enforce any provision of this Agreement shall not operate or be construed as a waiver of any right, power or privilege contained in that provision or any other provision of this Agreement.

         9.9 Headings. The headings of all Articles or within any Articles herein specified are for the convenience of locating information only and shall have no substantive effect on or be construed as assisting in the interpretation of any of the terms, covenants or conditions of this Agreement.

         In Witness Whereof, the parties hereto have caused this Agreement to be executed the day and year first above written.

WITNESS:                                   NEW ERA FOODS, INC.


                                    by /S/ Mair Faibish, Vice President
                                    -----------------------------------
                                           Mair Faibish, Vice President

WITNESS:                                   ASIA LEGEND TRADING LTD


                                    by /s/ Wei Wei, Resident Director
                                    ---------------------------------
                                           Wei Wei, Resident Director

WITNESS                                    KRANTOR CORPORATION


                                    by
                                    ----------------------------------

                                     EX-13